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                                                                    EXHIBIT 99.1





FOR IMMEDIATE RELEASE

Contacts:           Tammy L. Martin                      Richard P. Kebert
                    Executive Vice President and         Chief Financial Officer
(216) 241-2555      Chief Administrative Officer



                       PHONETEL INFORMED DAVEL MERGER OFF


Cleveland, Ohio - September 29, 1998 - PhoneTel Technologies, Inc. (AMEX:PHN) announced today that it has received a letter from Davel Communications Group, Inc. purporting to terminate the Agreement and Plan of Merger and Reorganization between Davel Communications Group, Inc. and PhoneTel Technologies, Inc. PhoneTel is reviewing its alternatives and will take all appropriate action in the best interests of the Company and its shareholders.

PhoneTel also announced today that it has been informed by the American Stock Exchange (AMEX) that it does not meet certain of the AMEX's criteria for continued listing. Accordingly, there can be no assurance that the Company's stock will remain listed on the AMEX.